Exhibit 99.1

Patriot National Appoints John Rearer as Chief Executive Officer

FORT LAUDERDALE, FL., July 13, 2017 – Patriot National, Inc. (NYSE: PN) (the “Company”), a leading provider of technology and outsourcing solutions to the insurance industry, announced today that its Board of Directors (the “Board”) has accepted the resignation of Founder, Chairman of the Board, President and Chief Executive Officer Steven M. Mariano and appointed John Rearer as Chief Executive Officer.

Mr. Mariano offered his resignation on July 10, 2017, and the Board executed a separation agreement with Mr. Mariano on July 12, 2017. As the founder and majority shareholder, Mr. Mariano will serve in a consulting role where he will assist the company as reasonably requested by the Board of Directors or Chief Executive Officer, and be available upon request to the Special Committee of independent directors to explore and review a range of strategic alternatives for the Company.

Lead Director Jack Del Pizzo stated, “Steven Mariano has been the visionary behind Patriot National. We are grateful for his service and look forward to his continued guidance as we explore strategic alternatives.”

The Board has appointed John Rearer as Chief Executive Officer. He is a seasoned insurance executive with over 25 years of industry experience. He joined Patriot Underwriters in 2005 as Vice President of Underwriting and most recently served as Chief Executive Officer of Patriot Underwriters, Inc. Prior to joining Patriot, Mr. Rearer served as Vice President of Preferred Employers Group, a managing general agency in Miami.

Mr. Rearer commented, “I am honored by the Board’s confidence in me and the opportunity to lead Patriot National as Chief Executive Officer.”

There is no assurance the review of strategic alternatives will result in any alternatives being announced or consummated. The Company does not intend to discuss or disclose further developments during this process unless and until the Board has approved a specific action or otherwise determined that further disclosure is appropriate.

About Patriot National

Patriot National, Inc. is a national provider of comprehensive technology and outsourcing solutions that help insurance companies and employers mitigate risk, comply with complex regulations and save time and money. Patriot National provides general agency services, technology outsourcing, software solutions, specialty underwriting and policyholder services, claims administration services, and self-funded health plans to its insurance carrier clients, employers and other clients. Patriot National is headquartered in Fort Lauderdale, Florida. For more information about Patriot National, please visit www.patnat.com.

Forward Looking Statements

This press release may include statements that may be deemed to be forward-looking statements. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “positioned,” “outlook,” “Guidance,” and similar expressions are used to identify these forward-looking statements. By their nature, forward-looking statements involve risks and uncertainties, and there are important factors that could cause actual results to differ materially from those indicated in these statements, including those matters contained in our filings with the Securities and Exchange Commission. With respect to the Company’s exploration of strategic alternatives, there is no assurance that the process will result in any transaction or other action by the Company, that any transaction or other action will be consummated, or that any transaction or other action will maximize stockholder value. Potential risks and uncertainties related to strategic alternatives include, among others, the impact of the announcement of the exploration of strategic alternatives on the Company’s business, its financial and operating results and its employees and customers; factors affecting the feasibility and timing of any transaction or other action; the ability to identify and close any transaction; and risks related to realization of the expected benefits of any transaction or other action to the Company and its stockholders. Although we base these forward-looking statements on assumptions that we believe are reasonable when made, we caution you that forward-looking statements are not guarantees of future performance or events and that results may differ materially from statements made in or suggested by the forward-looking statements contained in this press release. Any forward-looking statement that we may make in this press release speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statement or to publicly announce the results of any revision to any of those statements to reflect future events or developments, except as required by law.

Media and Investor Contact:

Cindy Campbell

Director of Investor Relations

Patriot National, Inc.

(954) 670-2907

CCampbell@patnat.com

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